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EXHIBIT 4.1


NUMBER                                                                SHARES
[    ]                                                                [    ]

                       INCORPORATED UNDER THE LAWS OF THE
                                STATE OF NEVADA

                                                                       CUSIP
                              IP PROMOTIONS, INC.

          75,000,000 AUTHORIZED SHARES $.001 PAR VALUE NON-ASSESSABLE

THIS CERTIFIES THAT:




is the record holder of


shares of                          IP PROMOTIONS, INC.              Common Stock

transferable upon the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the corpoation and the facsimile signatures of its duly authorized officers.

DATED:

                          [SEAL OF IP PROMOTIONS, INC.]

/s/                                                    /s/
-------------------------                              -------------------------
SECRETARY                                              PRESIDENT